EXHIBIT 99.1

[COMCAST LETTERHEAD]

January 28, 2015

Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Attention:	General Counsel
Facsimile No.:	(212) 364-8459

Re:           Extension of “End Date”

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (as amended or supplemented, the “Merger Agreement”), dated as of February 12, 2014, among Time Warner Cable Inc. (“Time Warner Cable”), Comcast Corporation (“Comcast”) and Tango Acquisition Sub, Inc.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Merger Agreement.

Section 10.01(b)(i) of the Merger Agreement contemplates that the “End Date” of the Merger Agreement may be extended by a period of six months to August 12, 2015.  Comcast and Time Warner Cable agree that the End Date is hereby extended to August 12, 2015, as contemplated by the Merger Agreement.

This letter shall be governed by, and construed in accordance with, the Merger Agreement.  Except as expressly provided herein, the Merger Agreement shall remain in full force and effect in accordance with its terms.

Very truly yours,

COMCAST CORPORATION

By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

TANGO ACQUISITION SUB, INC.

By	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Secretary and Treasurer

Agreed as of the date first above written:

TIME WARNER CABLE INC.

By	/s/ Christian Lee
	Name:	Christian Lee
	Title:	SVP Mergers and Acquisitions

[Signature Page to Letter]